                                      PART I


            Item 1.   Business.
                      ---------
                      The Company was organized as a Delaware corporation
            in 1925. The Company is in three businesses: Bowman Distribution, a distributor of consumable repair and replacement products for industrial, heavy equipment, and transportation maintenance markets; Associated Spring, a manufacturer and distributor of custom-made springs and other close-tolerance engineered metal components; and Barnes Aerospace, a manufacturer of precision machined and fabricated assemblies for the aircraft and aerospace industries and a refurbisher of jet engine components.*

                      Bowman Distribution.  Bowman Distribution is
                      -------------------
            engaged in distributing in the United States, Canada, the United Kingdom and France a variety of replacement parts and other products, including fasteners and special purpose hardware, automotive parts, automotive specialties and accessories, general purpose electric and gas welding supplies, industrial maintenance supplies, and industrial aerosols such as adhesives, lubricants, and sealants.

                      The products sold by Bowman Distribution are, for
            the most part, not manufactured by the Company, but are obtained from a number of outside suppliers. The vast majority of the products are repackaged and sold under Bowman's labels.

                      Sales by Bowman Distribution in the United States
            and Canada are primarily to industrial and food processing plants, chemical and petrochemical process industries, contractors, new-car dealers, garages, service stations, operators of vehicle fleets, railroads, electric utilities, and airline ground maintenance facilities.

                      In 1992, the Company sold substantially all of the
            assets of the Pioneer division of Bowman.

                      Associated Spring.  Associated Spring manufactures
                      -----------------
            and distributes a wide variety of custom metal parts for mechanical purposes. It is equipped to produce practically every type of spring requiring precision engineering, as well as an extensive



            -----------------------
                      *As used in this annual report, "Company" refers to
            the registrant and its consolidated subsidiaries except where the context requires otherwise, and "Associated Spring," "Barnes Aerospace," and "Bowman Distribution" refer to the above-defined businesses, but not to separate corporate entities.

            variety of precision metal components and assemblies. Its products range in size from fine hairsprings for instruments to large springs for heavy machinery, and its output of a given metal part may vary in amount from a few units to several million. Associated Spring does not produce leaf springs or bed springs.

                      Associated Spring's custom metal parts are sold in
            the United States and through the Company's foreign subsidiaries to manufacturers in many industries, chiefly for use as components in their own products. Custom metal parts are sold primarily through Associated Spring's sales employees. In view of the diversity of functions which Associated Spring's custom metal parts perform, Associated Spring's output is characterized by little standardization, with the major portion being manufactured to customer specifications.

                      The automotive and automotive parts industries
            constitute Associated Spring's largest single custom metal parts market. Other important outlets include manufacturers of industrial and textile machinery, motors, generators, electronic equipment, aircraft, diesel and other internal combustion engines, household appliances and fixtures, hardware, office equipment, agricultural equipment, railroad equipment, general machinery, and scientific instruments.

                      The Associated Spring Distribution division is
            engaged in the distribution of industrial products to the tool and die market, of which die springs manufactured primarily by Associated Spring are the principal item. It also distributes certain standard parts manufactured by Associated Spring consisting primarily of stock wire and flat springs which are sold under the Company's SPEC registered trademark.

                      Associated Spring also has manufacturing operations
            in Brazil, Canada, Mexico, and Singapore, and distribution operations in the United Kingdom and France. In 1994, it closed its spring manufacturing plants in Gardena, California, and Monterrey, Mexico. The Company has retained a minority interest of 15% in its former subsidiary in Argentina.

                      The Company is a partner in a joint venture
            corporation in the United States with NHK Spring Co., Ltd. of Japan. The joint venture corporation, NHK-Associated Spring Suspension Components Inc. ("NASCO"), has a manufacturing facility in Bowling Green, Kentucky. It manufactures and sells hot-wound coil springs for automotive suspension systems and counterbalance torque bars for trunk lids.
            Barnes Group owns a minority interest of 45% in NASCO.

                      Barnes Aerospace.  Barnes Aerospace is engaged in
                      ----------------
            the advanced fabrication and precision machining of components for jet engines and airframes as well as the repair and overhaul of jet engine components. Windsor Manufacturing, Windsor Airmotive, and Advanced Fabrications constitute the Barnes Aerospace Group.

                      Windsor Manufacturing manufactures machined and
            fabricated parts as well as assemblies. It specializes in the machining of difficult-to-process aircraft engine superalloys. Manufacturing processes include computer numerically controlled machining, electrical discharge machining, laser drilling, creep-feed grinding, and automated deburring. Customers include gas turbine engine manufacturers for commercial and military jets as well as land-based turbines.

                      Windsor Airmotive specializes in refurbishing jet
            engine components. Electron beam welding and plasma spray are two of the major processes used in this division, and customers include approximately 30 airlines and engine overhaul businesses worldwide and the U.S. military. In 1995, Windsor Airmotive's Singapore operations moved into a larger facility.

                      Advanced Fabrications, through its Jet Die and
            Flameco plants, specializes in hot forming and fabricating titanium and other high-temperature alloys such as hastelloy and inconel for use in precision details and assemblies for aircraft engine and airframe applications. It utilizes advanced manufacturing processes including superplastic forming and diffusion bonding.

                      Segment Analysis.  The analysis of the Company's
                      ----------------
            revenue from sales to unaffiliated customers, operating income, and identifiable assets by industry segments and geo-graphic areas appearing on pages 27 and 28 of the Company's 1996 Annual Report to Stockholders, included as Exhibit 13 to this report, is incorporated by reference.

                      Competition.  The Company competes with many other
                      -----------
            companies, large and small, engaged in the manufacture and sale of custom metal parts (including aerospace components).
             The Company believes Associated Spring is the largest
            domestic manufacturer of precision springs used for mechanical purposes. The Company also faces active competition in the products sold by Bowman Distribution. The principal methods of competition for the Company's three businesses include service, quality, price, reliability of supply, and also, in the case of Associated Spring and Barnes Aerospace, technology and design.

                      Backlog.  The backlog of the Company's orders
                      -------
            believed to be firm amounted to $151,142,000 at the end of 1996, as compared with $111,125,000 at the end of 1995. Of the 1996 year-end backlog, $103,357,000 is attributable to the Barnes Aerospace Group and all of the balance is attributable to the Associated Spring Group. $12,078,000 of Barnes Aerospace's backlog is not expected to be shipped in 1997. Substantially all of the remainder of the Company's backlog is expected to be shipped during 1997.

                      Raw Materials and Customers.  None of the Company's
                      ---------------------------
            divisions or groups are dependent upon any single source for any of their principal raw materials or products for resale, and all such materials and products are readily available.
            No one customer accounted for more than 10% of total sales in 1996. Automotive manufacturers and manufacturers of electronic products are important customers of Associated Spring. Sales by Barnes Aerospace to two domestic jet engine manufacturers accounted for approximately 50% of its business. Bowman Distribution is not dependent on any one or a few customers for a significant portion of its sales.

                      Research and Development.  Although most of the
                      ------------------------
            products manufactured by the Company are custom parts made to the customers' specifications, the Company is engaged in continuing efforts aimed at discovering and implementing new knowledge that is useful in developing new products or services or improving significantly an existing product or service. The Company spent approximately $3,957,000 on its research and development activities in 1996, as compared to expenditures of approximately $3,087,000 in 1995 and $2,640,000 in 1994. There were no significant customer-sponsored research and development activities.

                      Patents and Trademarks.  Patents, licenses,
                      ----------------------
            franchises and concessions are not material to any of the Company's businesses.

                      Employees.  As of the date of this report, the
                      ---------
            Company employs approximately 3,800 persons.

                      Environmental Laws.  Compliance with federal,
                      ------------------
            state, and local laws which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment has not had a material effect and is not expected to have a material effect upon the capital expenditures, earnings, or competitive position of the Company.


            Item 2.        Properties.
                           ----------
                      The Company and its Canadian subsidiary operate 12
            manufacturing plants and 14 warehouses at various locations throughout the United States and Canada, of which all of the plants and 6 of the warehouses are owned in fee, and the others are leased. Of the properties which are owned, none is subject to any encumbrance. The Company's other foreign subsidiaries own or lease plant or warehouse facilities in the countries where their operations are conducted. The listing of the facility locations of each of the Company's businesses contained in the Directory of Operations on the inside front cover of the 1996 Annual Report to Stockholders, included as Exhibit 13 to this report, is incorporated by reference.

                      The Company believes that its owned and leased
            properties have been adequately maintained, are in satisfactory operating condition, are suitable and adequate for the business activities conducted therein, and have productive capacities sufficient to meet current needs.


            Item 3.   Legal Proceedings.
                      -----------------
                      There are no material pending legal proceedings to
            which the Company or any of its subsidiaries is a party, or of which any of their property is the subject.

            Item 4.   Submission of Matters to a Vote of Security
                      -------------------------------------------
                      Holders.
                      -------
                      No matter was submitted during the fourth quarter
            of 1996 to a vote of security holders.

                      The following information is included in accordance
            with the provisions of Item 401(b) of Regulation S-K:

                         Executive Officers of the Company*
                          --------------------------------
                                                       Age as of
            Executive Officer        Position       December 31, 1996
            -----------------        --------       -----------------
            Theodore E. Martin       President and            57
                                     Chief Executive
                                     Officer
                                     (since 1995)

            Thomas O. Barnes         Chairman of the          47
                                     Board of Directors
                                     (since 1995) and
                                     Senior Vice President-
                                     Administration
                                     (since 1993)

            Mary Louise Beardsley    Associate General        42
                                     Counsel and
                                     Secretary
                                     (since 1994)

            Francis C. Boyle, Jr.    Vice President,          46
                                     Controller
                                     (since 1997)

            Leonard M. Carlucci      Vice President,          50
                                     Barnes Group Inc.
                                     (since 1994) and
                                     President, Bowman
                                     Distribution
                                     (since 1995)

                                                          Age as of
            Executive Officer          Position       December 31, 1996
            -----------------          --------       -----------------
            Ali A. Fadel              Vice President,          41
                                      Barnes Group Inc.
                                      and President,
                                      Associated Spring
                                      (since 1994)

            William V. Grickis, Jr.   Vice President,          46
                                      General Counsel
                                      (since 1997)

            John J. Locher            Vice President,          52
                                      Treasurer
                                      (since 1992)

            *  All officers are elected by the Board of Directors and
             serve an indefinite term at the discretion of the Board.

                      Except for Messrs. Barnes and Grickis, each of the
            Company's executive officers has been employed by the Company or its subsidiaries in an executive or managerial capacity for at least the past five years. Each officer holds office until his or her successor is chosen and qualified, or otherwise as provided in the By-Laws. No family relationships exist among the executive officers of the Company.

                      Mr. Barnes was elected Senior Vice President-
            Administration effective December 16, 1993. From 1982 to 1993, Mr. Barnes was employed by The Olson Brothers Company as Executive Vice President and President, which position he held since 1983. Prior to joining Olson Brothers, Mr. Barnes held a variety of management positions with The Connecticut Bank and Trust Company, The S. Carpenter Construction Company, and the Company's Bowman Distribution division.

                      Mr. Grickis joined the Company as Vice President,
            General Counsel on February 3, 1997. From 1981 to 1997, Mr. Grickis held various positions in the legal department of Loctite Corporation and for more than the past five years was its Corporate Counsel and Assistant Secretary.

                                       PART II


            Item 5.   Market for the Registrant's Common Stock and
                      --------------------------------------------
                      Related Stockholder Matters.
                      ---------------------------
                      The information regarding the Company's common
            stock contained on pages 22 and 29 of the Company's 1996 Annual Report to Stockholders is incorporated by reference. As of February 4, 1997, the Company's common stock was held by 3,723 stockholders of record. The Company's common stock is traded on the New York Stock Exchange.

            Item 6.   Selected Financial Data.
                      -----------------------
                      The selected financial data for the last five years
            contained on pages 30 and 31 of the Company's 1996 Annual Report to Stockholders is incorporated by reference.


            Item 7.   Management's Discussion and Analysis of Financial
                      -------------------------------------------------
                      Condition and Results of Operations.
                      -----------------------------------
                      The financial review and management's analysis
            thereof appearing on pages 11 through 13 of the Company's 1996 Annual Report to Stockholders are incorporated by reference.


            Item 8.   Financial Statements and Supplementary Data.
                      -------------------------------------------
                      The financial statements and report of independent
            accountants appearing on pages 14 through 29 of the Company's 1996 Annual Report to Stockholders are incorporated by reference. See also the report of independent accountants included on page 13 below pursuant to Item 302(a) of Regulation S-K. The material under "Quarterly Data" on page 29 of the Company's 1996 Annual Report to Stockholders is also incorporated by reference.


            Item 9.   Changes and Disagreements with Accountants on
                      ---------------------------------------------
                      Accounting and Financial Disclosure.
                      -----------------------------------
                      None.

                                        PART III


            Item 10.  Directors and Executive Officers of the Company.
                      -----------------------------------------------
                      The material under "Election of Directors" on pages
            1 through 4 of the Company's Proxy Statement dated March 4, 1997, is incorporated by reference. See also "Executive Officers of the Company," included above pursuant to Item 401(b) of Regulation S-K.


            Item 11.  Executive Compensation.
                      ----------------------
                      The material under "Compensation of Directors"
            appearing on page 4 and the information appearing on pages 7 through 14 of the Company's Proxy Statement dated March 4, 1997, is incorporated by reference.


            Item 12.  Security Ownership of Certain Beneficial Owners and
                      ---------------------------------------------------
                      Management.
                      ----------
                      The information concerning this item appearing on
            pages 5 and 6 of the Company's Proxy Statement dated March 4, 1997, is incorporated by reference.


            Item 13.  Certain Relationships and Related Transactions.
                      ----------------------------------------------
                      The information concerning this item appearing on
            page 10 of the Company's Proxy Statement dated March 4, 1997, is incorporated by reference.

                                       PART IV


            Item 14.  Exhibits, Financial Statement Schedules and Reports
                      ---------------------------------------------------
                      on Form 8-K.
                      -----------
                      (a)  The report of Price Waterhouse LLP,
                           independent accountants, and the following
                           financial statements and financial statement
                           schedules are filed as part of this report:
                                                 Reference
                                     -------------------------------------
                                                            Annual Report
                                          Form 10-K        to Stockholders
                                            (page)             (page)
                                          ---------        ---------------
            Report of independent             13                 29
              accountants

            Consolidated balance                                 15
              sheets at December 31,
              1996 and 1995

            Consolidated statements                              14
              of income for the years
              ended December 31, 1996,
              1995 and 1994

            Consolidated statements                              17
              of changes in stockholders'
              equity for the years
              ended December 31, 1996,
              1995 and 1994

            Consolidated statements                              16
              of cash flows for the years
              ended December 31, 1996,
              1995 and 1994

            Notes to consolidated                             18 - 28
              financial statements

            Supplementary information                            29
              Quarterly data (unaudited)

            Consolidated schedules for
              the years ended December 31,
              1996, 1995 and 1994

              VIII - Valuation and            14
               qualifying accounts

                     All other schedules have been omitted since the
            required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or notes thereto.

                     The consolidated financial statements listed in
            the above index which are included in the Annual Report to Stockholders of Barnes Group Inc. for the year ended December 31, 1996, are hereby incorporated by reference. With the exception of the pages listed in the above index and in Items 1, 2, 5, 6, 7, and 8, the 1996 Annual Report to Stockholders is not to be deemed filed as part of this report.

                     (b) One report on Form 8-K was filed on December 20, 1996, reporting on the adoption of a shareholder rights plan in Item 5. No financial statements were filed with the report.

                     (c)  The Exhibits required by Item 601 of
                          Regulation S-K are filed as Exhibits to this Annual Report and indexed at pages 15 through 18 of this report.

                                    SIGNATURES
                                    ----------
                     Pursuant to the requirements of Section 13 or
            15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Date:  February 21, 1997

                                BARNES GROUP INC.


                                By /s/ Theodore E. Martin
                                   -----------------------------------------
                                   Theodore E. Martin
                                   President and Chief Executive Officer

                     Pursuant to the requirements of the Securities
            Exchange Act of 1934, this report has been signed below as of the above date by the following persons on behalf of the Company in the capacities indicated.


            /s/ Theodore E. Martin
            ---------------------------------------------------
            Theodore E. Martin
            President and Chief Executive Officer
            (the principal executive officer) and Director


            /s/ John J. Locher
            ---------------------------------------------------
            John J. Locher
            Vice President, Treasurer
            (the principal financial officer)


            /s/ Francis C. Boyle, Jr.
            --------------------------------------------------
            Francis C. Boyle, Jr.
            Vice President, Controller
            (the principal accounting officer)


            /s/ Thomas O. Barnes
            -------------------------------------------------
            Thomas 0. Barnes
            Director

            /s/ Gary G. Benanav
            -------------------------------------------------
            Gary G. Benanav
            Director


            /s/ William S. Bristow, Jr.
            -------------------------------------------------
            William S. Bristow, Jr.
            Director


            /s/ Robert J. Callander
            -------------------------------------------------
            Robert J. Callander
            Director


            /s/ George T. Carpenter
            -------------------------------------------------
            George T. Carpenter
            Director


            /s/ Donna R. Ecton
            -------------------------------------------------
            Donna R. Ecton
            Director


            /s/ Marcel P. Joseph
            -------------------------------------------------
            Marcel P. Joseph
            Director


            /s/ Juan M. Steta
            -------------------------------------------------
            Juan M. Steta
            Director


            /s/ K. Grahame Walker
            -------------------------------------------------
            K. Grahame Walker
            Director

                                                         CONFORMED COPY


                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE




            To the Board of Directors
            of Barnes Group Inc.


            Our audits of the consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 referred to in our report dated January 22, 1997, except as to Note 13, which is as of February 21, 1997, appearing on page 29 of the 1996 Annual Report to Stockholders of Barnes Group Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-
            K) also included an audit of the Financial Statement Schedule for the years ended December 31, 1996, 1995 and 1994 listed in Item 14(a) of this Form 10-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




            /s/ PRICE WATERHOUSE LLP
            PRICE WATERHOUSE LLP


            Hartford, Connecticut
            January 22, 1997, except
               as to Note 13, which is
               as of February 21, 1997

                                 BARNES GROUP INC.

                 SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS

                   Years ended December 31, 1996, 1995 and 1994
                                  (in thousands)


                                    Provision
                       Balance at   charged to                 Balance
                       beginning    costs and                  at end
                       of year      expenses    Deductions(1)  of year
                       ----------   ---------   -------------  -------
          1996

            Allowance
            for doubtful
            accounts      $3,635     $  545       $1,022        $3,158



          1995

            Allowance
            for doubtful
            accounts      $3,222    $1,577        $1,164        $3,635



          1994

            Allowance
            for doubtful
            accounts      $2,217    $1,523        $  518        $3,222



          (1)  Write-offs, net of recoveries

                                    EXHIBIT INDEX
                                    -------------
                                  Barnes Group Inc.

                             Annual Report on Form 10-K
                          for year ended December 31, 1996
                          --------------------------------

            Exhibit No.         Description              Reference
            ----------          -----------              ---------
               3.1         Restated Certificate     Incorporated by
                           of Incorporation,        reference to Exhibit
                           as amended               3.1 to the Company's
                                                    report on Form 10-K
                                                    for the year ended
                                                    December 31, 1992.

               3.2         By-Laws.                 Incorporated by
                                                    reference to Exhibit
                                                    3.2 to the Company's
                                                    report on Form 10-K
                                                    for the year ended
                                                    December 31, 1995.

               4.1         Revolving Credit         Filed with this
                           Agreement dated as       report.
                           of December 1, 1991
                           among the Company and
                           several commercial
                           banks.


               4.2         First Amendment to       Incorporated by
                           Credit Agreement set     reference to Exhibit
                           forth in Exhibit 4.1     4.2 to the Company's
                           dated as of December     report on Form 10-K
                           1, 1992.                 for the year ended
                                                    December 31, 1992.

               4.3         Second Amendment to      Incorporated by
                           Credit Agreement set     reference to Exhibit
                           forth in Exhibit 4.1     4.3 to the Company's
                           dated as of December     report on Form 10-K
                           1, 1993.                 for the year ended
                                                    December 31, 1993.

               4.4         Third Amendment to       Incorporated by
                           Credit Agreement set     reference to Exhibit
                           forth in Exhibit 4.1     4.4 to the Company's
                           dated as of              report on Form 10-K
                           December 1, 1994.        for the year ended
                                                    December 31, 1994.

            Exhibit No.         Description              Reference
            ----------          -----------              ---------
               4.5         Fourth Amendment to      Incorporated by
                           Credit Agreement set     reference to Exhibit
                           forth in Exhibit 4.1     4.5 to the Company's
                           dated as of              report on Form 10-K
                           December 1, 1995.        for the year ended
                                                    December 31, 1995.

               4.6         Fifth Amendment to       Filed with this
                           Credit Agreement set     report.
                           forth in Exhibit 4.1
                           dated as of
                           December 1, 1996.

               4.7         Rights Agreement         Incorporated by
                           dated as of December     reference to Exhibit
                           10, 1996, between the    1 to the Company's
                           Company and              report on Form 8-A
                           ChaseMellon Shareholder  filed on December 20,
                           Services L.L.C.          1996

               4.8         Note Agreement dated     Filed with this
                           as of September 16,      report.
                           1991, among the
                           Company and several
                           insurance companies.


               4.9         Note Purchase Agreement  Incorporated by
                           dated as of December 1,  reference to Exhibit
                           1995, between the        4.9 to the Company's
                           Company and several      report on Form 10-K
                           insurance companies.     for the year ended
                                                    December 31, 1995.

               10.1        The Company's            Incorporated by
                           Management Incentive     reference to Exhibit
                           Plan.                    10.1 to the Company's
                                                    report on Form 10-K
                                                    for the year ended
                                                    December 31, 1995.

               10.2        The Company's Long       Incorporated by
                           Term Incentive Plan.     reference to Exhibit
                                                    10.2 to the Company's
                                                    report on Form 10-K
                                                    for the year ended
                                                    December 31, 1995.

            Exhibit No.    Description              Reference
            -----------    -----------              ---------
               10.3        The Company's            Incorporated by
                           Retirement Benefit       reference to Exhibit
                           Equalization Plan.       10.3 to the Company's
                                                    report on Form 10-K
                                                    for the year ended
                                                    December 31, 1995.

               10.4        The Company's            Incorporated by
                           Supplemental             reference to Exhibit
                           Executive                10.4 to the Company's
                           Retirement Plan.         report on Form 10-K
                                                    for the year ended
                                                    December 31, 1995.

               10.5        The Company's 1981       Filed with this
                           Stock Incentive Plan.    report.

               10.6        The Company's 1991       Filed with this
                           Stock Incentive Plan,    report.
                           as amended February 21,
                           1997.

               10.7        The Company's Non-       Incorporated by
                           Employee Director        reference to Exhibit
                           Deferred Stock Plan.     10.7 to the Company's
                                                    report on Form 10-K
                                                    for the year ended
                                                    December 31, 1994.

               10.8        The Company's            Filed with this
                           Amended and Restated     report.
                           Directors' Deferred
                           Compensation Plan.


               10.9        Consulting Agreement     Incorporated by
                           dated as of April 1,     reference to Exhibit
                           1994 between the         10.9 to the Company's
                           Company and Wallace      report on Form 10-K
                           Barnes.                  for the year ended
                                                    December 31, 1994.

               10.10       Addendum to              Incorporated by
                           Consulting Agreement     reference to Exhibit
                           set forth in Exhibit     10.10 to the Company's
                           10.9 dated as of         report on Form 10-K for
                           May 22, 1995.            the year ended
                                                    December 31, 1995.

            Exhibit No.         Description              Reference
            ----------          -----------              ---------
               10.11       The Company's Officer    Incorporated by
                           Enhanced Life            reference to Exhibit
                           Insurance Program.       10.11 to the
                                                    Company's report on
                                                    Form 10-K for the
                                                    year ended
                                                    December 31, 1993.

               10.12       The Company's Enhanced   Incorporated by
                           Life Insurance Program.  reference to Exhibit
                                                    10.12 to the
                                                    Company's report on
                                                    Form 10-K for the
                                                    year ended
                                                    December 31, 1993.

               10.13       The Company's            Filed with this
                           Supplemental Senior      report.
                           Officer Retirement
                           Plan.

               13          Portions of the 1996     Filed with this
                           Annual Report to         report.
                           Stockholders.

               21          List of Subsidiaries.    Filed with this
                                                    report.


               23          Consent of Independent   Filed with this
                           Accountants.             report.

                      The Company agrees to furnish to the Commission,
            upon request, a copy of each instrument with respect to which there are outstanding issues of unregistered long-term debt of the Company and its subsidiaries the authorized principal amount of which does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

                      Except for Exhibit 13, which will be furnished free
            of charge, and Exhibits 21 and 23, which are included herein, copies of exhibits referred to above will be furnished at a cost of twenty cents per page to security holders who make a written request therefor to The Secretary, Barnes Group Inc., Executive Office, 123 Main Street, P.O. Box 489, Bristol, Connecticut 06011-0489.

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